Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-143585, 333-117318, 333-83308 and 333-103424) of RenaissanceRe Holdings Ltd.

(2)	Registration Statements (Form S-3 Nos. 333-143585-03 and 333-117318-01) of RenaissanceRe Capital Trust II.

(3)	Registration Statement (Form S-3 No. 333-143585-01) of Glencoe U.S. Holdings Inc.

(4)	Registration Statement (Form S-3 No. 333-143585-02) of RenaissanceRe Finance Inc.

(5)	Registration Statement (Form S-8 No. 333-06339) pertaining to the RenaissanceRe Holdings Ltd. Amended and Restated 1993 Stock Incentive Plan and the RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan.

(6)	Registration Statement (Form S-8 No. 333-119489) pertaining to the RenaissanceRe Holdings Ltd. 2004 Stock Option Incentive Plan.

(7)	Registration Statement (Form S-8 No. 333-90758) pertaining to the RenaissanceRe Holdings Ltd. Amended and Restated Non-Employee Director Stock Plan and the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

(8)	Registration Statement (Form S-8 No. 333-68282) pertaining to the RenaissanceRe Holdings Ltd. Second Amended and Restated 1993 Stock Incentive Plan and the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

(9)	Registration Statement (Form S-8 No. 333-61015) pertaining to the RenaissanceRe Holdings Amended and Restated Non-Employee Director Stock Plan and the Nobel Insurance Limited Incentive Stock Option Plan.

of our report dated February 19, 2009, with respect to the consolidated financial statements of RenaissanceRe Holdings Ltd. and Subsidiaries, our report dated February 19, 2009, with respect to the effectiveness of internal control over financial reporting of RenaissanceRe Holdings Ltd., and our report with respect to the financial statement schedules of RenaissanceRe Holdings Ltd. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda

February 19, 2009